As filed with the U.S. Securities and Exchange Commission on September 24, 2024

Registration No. 333-276877

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Post-Effective Amendment No. 5

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

_____

SEALSQ Corp

(Exact name of registrant as specified in its charter)

______________________

British Virgin Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Avenue Louis-Casaï 58 1216 Cointrin, Switzerland (Address of principal executive offices)

John O’Hara

Chief Financial Officer

SEALSQ Corp

Craigmuir Chambers, Road Town

Tortola, British Virgin Islands 1110

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address and telephone number of agent for service)

______________________

Copies to:

______________________

Herman H. Raspé, Esq.	George Weston
Patterson Belknap Webb & Tyler LLP	Harney Westwood & Riegels LP
1133 Avenue of the Americas	Craigmuir Chambers, PO Box 71,
New York, New York 10036	Road Town, Tortola,
Tel: (212) 336-2000	VG1110, British Virgin Islands
Tel: (284) 852 4333

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

______________________

DEREGISTRATION OF SECURITIES

We previously registered for resale, under a Registration Statement on Form F-1, as amended, Registration No. 333-276877 (the “Registration Statement”), by the selling security holders named therein, 45,000,000 of our ordinary shares, US$0.01 par value per ordinary share (collectively, the “Securities”), reserved for issuance upon (i) the conversion of our 4% discount convertible promissory notes and (ii) the exercise of our warrants, in each case issued on January 9, 2024. The Securities and Exchange Commission declared the Registration Statement effective on February 5, 2024. By filing this Post-Effective Amendment No. 5 to the Registration Statement, we hereby remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cointrin, Switzerland on the 24th day of September, 2024.

SEALSQ Corp (Registrant)

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed by the following persons in the capacities indicated on September 24, 2024.

Signature	Title

/s/ Carlos Moreira	Chief Executive Officer and Director (Principal Executive Officer)
Carlos Moreira

/s/ John O’Hara	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John O’Hara

*	Director
Cristina Dolan

*	Director
David Fergusson

*	Director
Eric Pellaton

*	Director
Danil Kerimi

*	Director
Ruma Bose

*	Director
Peter Ward

*By:	/s/ Carlos Moreira
Carlos Moreira
Attorney-in-Fact

*By:	/s/ John O’Hara
John O’Hara
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this amendment to registration statement or amendment thereto in the City of New York, State of New York, on September 24, 2024.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President